                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SNAPPLE HOLDING CORP.
        Snapple Holding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:
               The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 29, 1992.
               The Board of Directors of the Corporation, at a meeting of the Board of Directors of the Corporation held on October 1, 1992, duly adopted resolutions setting forth the Amended and Restated Certificate of Incorporation herein contained, declaring its advisability and directing that such Amended and Restated Certificate of Incorporation be submitted to the holders of the issued and outstanding Common Stock, $.01 par value ("Common Stock") for approval in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and the Corporation's Amended and Restated Certificate of Incorporation, as previously amended. The Amended and Restated Certificate of Incorporation was duly adopted, after having been declared advisable by the Board of Directors of the Corporation, by in excess of a majority of the outstanding shares of Common Stock, all in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation.

               The text of the Amended and Restated Certificate of Incorporation of the Corporation, as restated and amended (herein called the "Restated Certificate of Incorporation") shall read in its entirety as follows:

        FIRST: The name of the Corporation shall be:

                              SNAPPLE HOLDING CORP.

        SECOND: The registered office of the Corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is Corporation Service Company.

        THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 41,000,000 shares, which shares shall be divided into two classes consisting of: (i) 40,000,000 shares of Common Stock (with $.01 par value per share) ("Common Stock") and (ii) 1,000,000 shares of Preferred Stock (with $.01 per value per share) ("Blank Check Preferred Stock").

        The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Common Stock and the Preferred Stock shall be as follows:

A.      COMMON STOCK

        1. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

        2. Dividends. The holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock, subject, however, to the limitations contained in Part B below.

        3. Dissolution, Liquidation or Winding Up. After distribution in full of the preferential amount, if any, to be distributed to the holders of series of the Blank Check Preferred Stock (in accordance with the relative preferences among such series) in the event of involuntary liquidation, distribution, dissolution or winding-up, of the Corporation, the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, or whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them respectively.

B.      BLANK CHECK PREFERRED STOCK

        1. Issuance. Shares of Blank Check Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of the Blank Check Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers, if any, and the designations, relative preferences, participating, optional or other special rights or privileges of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

        2. Authority of the Board of Directors. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of the Blank Check Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors of the Corporation the voting powers, if any, and the designations, relative preferences, participating, optional or other special rights or privileges, and the qualifications, limitations or restrictions of such series, including, but without limiting the generality of the foregoing, the following:

               (a) The distinctive designation of, and the number of shares of the Blank Check Preferred Stock which shall constitute such series. The designation of a series of preferred stock need not include the words "preferred" or "preference" and may be designated "special" or other distinctive term. Unless otherwise provided in the resolution issuing such series, the number of shares of any series of the Blank Check Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the Board of Directors in the manner prescribed by law;

               (b) The rate and times at which, and the terms and conditions upon which, dividends, if any, on the Blank Check Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative and, if cumulative, the date from which such dividends shall be cumulative;

               (c) Whether the series shall be convertible into, or exchangeable for, at the option of the holders of the Blank Check Preferred Stock of such series or the Corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange, including provisions for the adjustment of any such conversion rate in such events as the Board of Directors shall determine;

               (d) whether or not the Blank Check Preferred Stock of such series shall be subject to redemption at the option of the Corporation or the holders of such series or upon the happening of a specified event, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, the Blank Check Preferred Stock of such series may be redeemed;

               (e) The rights, if any, of the holders of the Blank Check Preferred Stock of such series upon the voluntary or involuntary liquidation, merger consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

               (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Blank Check Preferred Stock of such series; and

               (g) Subject to subparagraph 5 of Paragraph C hereof, whether such series of the Blank Check Preferred Stock shall have full, limited or no voting powers including, without limiting the generality of the foregoing, whether such series shall have the right, voting as a series by itself or together with other series of the Blank Check Preferred Stock or all series of the Blank Check Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of the Blank Check Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

C.      OTHER PROVISIONS

        1. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations (including such holders or others) and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

        2. The relative powers, preferences and rights of each series of the Blank Check Preferred Stock in relation to the powers, preferences and rights of each other series of the Blank Check Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph B hereof. The consent, by class or series vote or otherwise, of the holders of such of the series of the Blank Check Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of the Blank Check Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of the Blank Check Preferred Stock adopted pursuant to Paragraph B hereof, the conditions, if any, under which the consent of the holders of a majority (or such greater proportion as shall be fixed therein) of the outstanding shares of such series shall be required for the issuance of any or all other series of the Blank Check Preferred Stock.

        3. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of the Blank Check Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

        4. Shares of authorized Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

        5. The number of authorized shares of Common Stock and of the Blank Check Preferred Stock, without a class or series vote, may be increased or decreased from time to time (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

        FIFTH:

        A. Number, Election and Terms of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the Board of Directors. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class
III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. If the Board of Directors is not evenly divisible by three, the Board of Directors shall determine the number of Directors to be elected to each class. The initial members of Class I shall be Arnold Greenberg, Raymond Rudy and C. Hunter Boll and they shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 1993; the initial members of Class II shall be Leonard Marsh and John W. Childs and they shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 1994; and the initial members of Class III shall be Hyman Golden and Thomas E. Lee and they shall hold office for a term to expire at the Annual Meeting of the Stockholders to be held in 1995, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held commencing with the annual election in 1993, the Directors elected to succeed those whose terms expire shall be identified as being of the same class as the Directors they succeed and shall be elected to hold office for a term to expire at the third Annual Meeting of the Stockholders after their election, and until their respective successors are duly elected and qualified. If the number of Directors changes, any increase or decrease in Directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Director elected to any class shall hold office for a term which shall coincide with the terms of the other Directors in such class and until his successor is duly elected and qualified.

        B. Removal. Any Director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of Directors, or a majority vote of the Board of Directors.

        C. Amendment, Repeal or Alteration. Notwithstanding any other provisions of the Restated Certificate of Incorporation or the Restated By-Laws of the Corporation or the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of greater than fifty percent (50%) of the combined voting power of the outstanding stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or to repeal this Article FIFTH.

        SIXTH: The Corporation hereby affirmatively elects in this Restated Certificate of Incorporation to be governed by Section 203 of the General Corporation Law of Delaware.

        SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware.

        A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the By-laws of the Corporation.

        B. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

        C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

        TENTH: Except as otherwise stated elsewhere in this Restated Certificate of Incorporation, the Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

        ELEVENTH: The Corporation is to have perpetual existence.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Snapple Holding Corp. has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by C. Hunter Boll, its Vice President, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Restated Certificate of Incorporation is his act and deed, and attested by Steven M. Peck its Assistant Secretary, as of the 10th day of December, 1992.

                                                   Snapple Holding Corp.



                                                   By:   /s/ C. Hunter Boll
                                                        ------------------------
                                                        Name:  C. Hunter Boll
                                                        Title: Vice President



ATTEST:



By:   /s/ Steven M. Peck
      ---------------------------------
     Name:  Steven M. Peck
     Title: Assistant Secretary


[SEAL]

                          CERTIFICATE OF OWNERSHIP AND MERGER
                                        MERGING
                                SNAPPLE BEVERAGE CORP.
                                         INTO
                                 SNAPPLE HOLDING CORP.
                        (PURSUANT TO SECTION 253 OF THE GENERAL
                             CORPORATION LAW OF DELAWARE)


        Snapple Holding Corp., a Delaware corporation (the "Corporation") does hereby certify:

        FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

        SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Snapple Beverage Corp., a Delaware corporation.

        THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 10th day of December, 1992, determined to merge into itself Snapple Beverage Corp. on the conditions set forth in such resolutions:

        WHEREAS, this Board of Directors has previously determined that it is in the best interest of the Corporation to raise additional equity capital pursuant to a public offering (the "Offering") of up to 4,400,000 shares of the Corporation's Common Stock, $.01 par value per share ("Common Stock");

        RESOLVED:     That, simultaneously with the consummation of the
                      Offering, the Corporation merge into itself its wholly-owned subsidiary, Snapple Beverage Corp., and assume all said subsidiary's liabilities and obligations;
                      and that this Corporation change its name to "Snapple
                      Beverage Corp." at the effective time of the merger.

        FURTHER
        RESOLVED:     That the president or any vice president and the secretary or any assistant secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said Snapple Beverage Corp.
                      into this Corporation and to assume said subsidiary's liabilities and obligations and that the Corporation change its name to "Snapple Beverage Corp." at the effective time of the merger and the date of adoption thereof and to file the same in the office of the Secretary of State of the State of Delaware and a certified copy thereof in the office of the Recorder of Deeds of Newcastle.

        IN WITNESS WHEREOF, said Snapple Holding Corp. has caused its corporate seal to be affixed and this certificate to be signed by C. Hunter Boll, its Vice President, and attested by Steven M. Peck, its Assistant Secretary, this
21st day of December, 1992.

                                    SNAPPLE HOLDING CORP.


                                    BY: /s/  C. Hunter Boll
                                        ----------------------
                                         C. Hunter Boll
                                         Vice President

ATTEST:


BY: /s/ Steven M. Peck
-------------------------------
     Steven M. Peck
     Assistant Secretary

                         CERTIFICATE OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                            OF SNAPPLE BEVERAGE CORP.

                         Pursuant to Section 242 of the
                    Corporation Law of the State of Delaware

        Snapple Beverage Corp. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

       FIRST: That the Board of Directors of the Corporation, acting by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the submission of said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED:             That this Board of Directors deems it advisable that
                      Article FOURTH of the Certificate of Incorporation be amended by deleting the first paragraph thereof in its entirety and inserting in lieu thereof the following:

                      FOURTH: That the total number of shares of stock which the Corporation shall have authority to issue is 71,000,000 shares, of which such shares shall be divided into two classes consisting of (i) 70,000,000 shares of Common Stock ($.01 par value per share) ("Common Stock") and
                      (ii) 1,000,000 shares of Preferred Stock ($.01 par value per share) ("Blank Check Preferred Stock").

        SECOND: That thereafter, at the Meeting in Lieu of the 1993 Annual Meeting of Stockholders of the Corporation held on May 11, 1993, the Stockholders of the Corporation approved said amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Senior Vice President and attested by its Assistant Secretary this 20th day of May, 1993.

                                            SNAPPLE BEVERAGE CORP.


                                             /s/ Alan R. Koss
                                            -----------------------------
                                            By: Alan R. Koss,
                                                Senior Vice President
ATTEST:


 /s/ Steven M. Peck
-------------------------
Steven M. Peck,
Assistant Secretary

                         CERTIFICATE OF AMENDMENT TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                            OF SNAPPLE BEVERAGE CORP.

                         Pursuant to Section 242 of the
                    Corporation Law of the State of Delaware

        Snapple Beverage Corp. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

        FIRST: That the Board of Directors of the Corporation, acting in accordance with Section 141 of the General Corporation Law of the State of Delaware, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and authorizing the submission of said amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED:       That this Board of Directors deems it advisable that Article
                FOURTH of the Certificate of Incorporation be amended by deleting the first paragraph thereof in its entirety and inserting in lieu thereof the following:

                FOURTH: That the total number of shares of stock which the Corporation shall have authority to issue is 141,000,000 shares, of which such shares shall be divided into two classes consisting of (i) 140,000,000 shares of Common Stock ($.01 par value per share) ("Common Stock") and (ii) 1,000,000 shares of Preferred Stock ($.01 par value per share) ("Blank Check Preferred Stock").

        SECOND: That thereafter, at the Special Meeting of Stockholders of the Corporation held on September 22, 1993, the Stockholders of the Corporation approved said amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its Senior Vice President and attested by its Assistant Secretary this 22nd day of September, 1993.

                                    SNAPPLE BEVERAGE CORP.



                                    By: /s/ Alan R. Koss
                                       ------------------------------
                                         Alan R. Koss,
                                         Senior Vice President

ATTEST:


 /s/ Marvin E. Kramer
----------------------------
Marvin E. Kramer,
Secretary

2261m

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                             LOOP ACQUISITION CORP.

                                  WITH AND INTO

                             SNAPPLE BEVERAGE CORP.

              (UNDER SECTION 253 OF THE DELAWARE GENERAL CORPORATION LAW)

                            *  *  *  *  *  *  *  *  *  *  *

               LOOP Acquisition Corp. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware,

               DOES HEREBY CERTIFY:

               FIRST: That the Corporation was incorporated on October 27, 1994, pursuant to the General Corporation Law of the State of Delaware.

               SECOND: That the Corporation is the owner of more than ninety percent (90%) of the outstanding shares of capital stock of Snapple Beverage Corp., a corporation organized and existing under the laws of the State of Delaware.

               THIRD: That the Corporation hereby merges (the "Merger") with and into Snapple Beverage Corp., the Merger to be effective as of the date and time of filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

               FOURTH: That the name of the Surviving Corporation of the Merger is a "Snapple Beverage Corp.", a Delaware corporation (the "Surviving Corporation").

               FIFTH: That the Restated Certificate of Incorporation of Snapple Beverage Corp., in effect immediately prior to the effective time of the Merger, shall be the Restated Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the General Corporation Law of the State of Delaware.

               SIXTH: The following is a copy of resolutions duly adopted on November 30, 1994 by the Unanimous Written Consent of the Board of Directors of the Corporation to Merge the Corporation with and into Snapple Beverage Corp.:

               RESOLVED, that it is desirable and in the best interest of the Corporation that it be merged with and into Snapple Beverage Corp; and further

               RESOLVED, that all issued and outstanding stock of Snapple Beverage Corp. that is not held by the Corporation shall be converted into the right to receive $14.00 per share in cash, without interest (which shall be paid upon surrender of certificates formerly representing each such share of Snapple Beverage Corp.); and further

               RESOLVED, that as of the effective time of the Merger, all of the estate, property, rights, privileges, powers, and franchises of each of the Corporation and Snapple Beverage Corp. shall be vested in and held and enjoyed by the Surviving Corporation of the Merger, which shall be Snapple Beverage Corp., as fully and entirely and without change or diminution as the same were before held and enjoyed by the Corporation and Snapple Beverage Corp. in their respective names; and further

               RESOLVED, that as of the effective time of the Merger, each share of common stock, $.01 par value, of the Corporation issued and outstanding immediately prior to such effective time shall be converted into and become one fully paid and nonassessable share of common stock, $.01 par value, of the surviving corporation in the Merger, which shall be Snapple Beverage Corp.; and further

               RESOLVED, that the proper officers of this Corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge itself with and into said Snapple Beverage Corp., and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and a certified copy thereof to be recorded in the Office of the Recorder of Deeds of New Castle County, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger; and further

               RESOLVED, that the proper officers of this Corporation be and they hereby are directed to notify each stockholder of record of said Snapple Beverage Corp., entitled to notice within 10 days after the effective date of filing of the Certificate of Ownership and Merger, that said Certificate of Ownership and Merger has been filed with the Secretary of State of the State of Delaware and that the Merger has become effective, and of the rights of appraisal available to stockholders of Snapple Beverage Corp. pursuant to Section 262 of the General Corporation Law of the State of Delaware; and further

               RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take such additional lawful action and to execute and deliver such additional agreements, documents and instruments as any of them may deem necessary or appropriate to implement the provisions of the foregoing resolutions, the authority for the taking of such action and the execution and delivery of such agreements, documents and instruments to be conclusively evidenced thereby.

        SEVENTH: That the proposed merger has been approved by The Quaker Oats Company, the sole stockholder of the Corporation, by written consent in lieu of a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said LOOP Acquisition Corp. has caused this certificate to be signed by James F. Doyle, its President, and attested to by Thomas E. O'Neill, its Secretary, this 6th day of December, 1994.

                                    LOOP ACQUISITION CORP.



                                    By: James F. Doyle
                                        ------------------------------------
                                        James F. Doyle
                                        President

ATTEST:


By: Thomas E. O'Neil
    ---------------------------
    Thomas E. O'Neill
    Secretary





                                        3

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


        Snapple Beverage Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment the Certificate of Incorporation of said corporation:

        RESOLVED, That the Certificate of Incorporation of Snapple Beverage Corp. be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

               "FOURTH:      The total number of shares of stock which the
        corporation shall have authority to issue is 1,000 consisting solely of common stock with a par value of $1.00 each.

               The Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or rights qualifications, preferences and relative, participating, optional or rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series."


        SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Snapple Beverage Corp. has caused this certificate to be signed by its Vice President this 17th day of August, 1995.


                                    SNAPPLE BEVERAGE CORP.


                                    By: /s/ W. Stephen Perry
                                        --------------------------
                                        W. Stephen Perry
                                        Vice President


                                        2



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